UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 26, 2020

CADENCE DESIGN SYSTEMS, INC

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-15867	00-0000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2655 Seely Avenue, San Jose, California 95134

(Address of Principal Executive Offices) (Zip Code)

(408) 943-1234

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CDNS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accounting Firm.

The Audit Committee (the “Audit Committee”) of the Board of Directors of Cadence Design Systems, Inc. (“Cadence” or the “Company”) conducted a competitive process to determine Cadence’s independent registered public accounting firm for the fiscal year ending January 2, 2021. The Audit Committee invited several independent registered public accounting firms to participate in the process.

Following review of proposals from the independent registered public accounting firms that participated in this process, the Audit Committee on February 26, 2020 dismissed KPMG LLP (“KPMG”) as Cadence’s independent registered public accounting firm, effective as of that date.

KPMG’s audit reports on Cadence’s consolidated financial statements for each of the two most recent fiscal years ended December 28, 2019 and December 29, 2018 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

KPMG’s reports on the consolidated financial statements of Cadence as of and for the years ended December 28, 2019 and December 29, 2018, contained a separate paragraph stating that “As discussed in Note 2 to the consolidated financial statements, the Company changed its method of accounting for leases as of December 30, 2018, due to the adoption of Financial Accounting Standards Board (FASB) Accounting Standards Update (ASU) 2016-02, Leases, and changed its method of accounting for revenue recognition as of December 31, 2017, due to the adoption of FASB ASU 2014-09, Revenue from Contracts with Customers.”

During Cadence’s two most recent fiscal years ended December 28, 2019 and December 29, 2018 and during the subsequent interim period through February 26, 2020, there were (i) no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of the disagreements in its reports on Cadence’s consolidated financial statements for such years, and (ii) no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

Cadence provided KPMG with a copy of the disclosures in this Current Report on Form 8-K (this “Report”) prior to filing this Report with the Securities and Exchange Commission (the “SEC”). Cadence has requested that KPMG furnish a letter addressed to the SEC stating whether or not KPMG agrees with the statements above. A copy of KPMG’s letter dated March 3, 2020 is filed as Exhibit 16.01 to this Report.

(b) Appointment of New Independent Registered Public Accounting Firm.

The Audit Committee, on and effective as of February 26, 2020, appointed PricewaterhouseCoopers LLP (“PwC”) as Cadence’s independent registered public accounting firm for Cadence’s fiscal year ended January 2, 2021.

During Cadence’s two most recent fiscal years ended December 28, 2019 and December 29, 2018 and during the subsequent interim period through February 26, 2020, neither Cadence nor anyone acting on its behalf has consulted with PwC, regarding either: (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on Cadence’s consolidated financial statements, and neither a written report nor oral advice was provided to Cadence that PwC concluded was an important factor considered by Cadence in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

16.01	Letter from KPMG LLP dated March 3, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2020

CADENCE DESIGN SYSTEMS, INC.

By:	/s/ John M. Wall
John M. Wall
Senior Vice President and Chief Financial Officer

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